Exhibit 10.31

SECOND AMENDMENT TO THE

CONSULTING AGREEMENT BETWEEN

NEUROGENE INC. AND STUART COBB CONSULTING, LTD.

THIS SECOND AMENDMENT TO THE CONSULTING AGREEMENT (the “Amendment”) is entered and made effective as of January 1, 2020 (the “Amendment Effective Date”), by and between Neurogene Inc., a Delaware corporation having a place of business at 535 West 24th Street, 5th Floor, New York, NY 10011 (“Company”) and Stuart Cobb Consulting Ltd., a limited company registered at Office 8, Hardengreen Park, Eskbank, Midlothian, Scotland EH22 3NX (“Consultant”). Capitalized terms used herein but not defined herein will have the meanings ascribed to such terms in the Agreement.

WHEREAS, the parties hereto have previously entered into a Consulting Agreement (the “Agreement”) dated December 12, 2018; for the engagement of the Consultant for the provision of services as described in the Agreement; and

WHEREAS, the parties wish to amend the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The following terms of the Agreement are hereby amended.

2.	Accordingly, Section 3.1 Consulting Fees of the Agreement is amended to read as follows:

The Company shall pay to the Consultant consulting fees of $12,875 per month, payable within 7 days following presentation of invoice. Payment for any partial month shall be prorated. These fees will be reviewed, upon completion of 12 months duration, solely for the purposes of evaluation inflationary impacts.

3.	This Amendment shall be governed by and interpreted under the laws of the State of New York, without giving effect to the principles of conflicts of law of any jurisdiction.

4.	Except as expressly set forth in this Amendment, the Agreement shall be unchanged and shall remain in full force and effect.

This Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument. For purposes hereof, a facsimile or an electronic record of this Amendment, including the signature pages hereto, will be deemed to be an original.

Amendment No. 2 Stuart Cobb Consulting, Ltd.
August 21, 2020	Page 1 of 2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

NEUROGENE INC.		STUART COBB CONSULTING LTD.
(“Neurogene”)		(“Consultant”)

By:	/s/ Christine Mikail	By:	/s/ Stuart Cobb
Name:	Christine Mikail	Name:	Stuart Cobb
Title:	President	Title:	CSO
Date:	9/22/2020	Date:	9/21/2020

Amendment No. 2 Stuart Cobb Consulting, Ltd.
August 21, 2020	Page 2 of 2